Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-61101 as amended; No. 333-35051; and No. 333-88216 of Hearst-Argyle Television, Inc. on Form S-3, and in Registration Statements No. 333-115280; No. 333-115279; No. 333-75709; and No. 333-35043 of Hearst-Argyle Television, Inc. on Form S-8, of our reports dated February 26, 2007, relating to the (1) consolidated financial statements and financial statement schedule of Hearst-Argyle Television, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans) and (2) management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 26, 2007